Exhibit 99.1

Mueller Water Products Reports Fiscal 2013 Second Quarter Results

EPS from Continuing Operations of $0.05

Net Sales Increase of 12.6 Percent

ATLANTA--(BUSINESS WIRE)--April 30, 2013--Mueller Water Products, Inc. (NYSE: MWA) today reported net sales of $283.1 million and net income of $6.2 million for the fiscal 2013 second quarter ended March 31, 2013. The following compares 2013 second quarter results from continuing operations to the prior year period. In the second quarter, the Company:

  Increased net sales to $283.1 million from $251.5 million, a $31.6 million increase.
  More than doubled adjusted operating income to $24.7 million from $11.5 million.
  Improved adjusted net income per diluted share to $0.05 from an adjusted net loss of $0.01.
  Increased adjusted EBITDA 48.7 percent to $39.7 million from $26.7 million.
  Redeemed $22.5 million principal amount of 8.75% Senior Unsecured Notes and reduced net debt leverage to 4.0x.

“We are pleased with our strong second-quarter results, having achieved net sales growth of 12.6 percent while our adjusted operating income more than doubled from a year ago. This quarter was our best overall second quarter performance since 2008,” said Gregory E. Hyland, president, chairman and chief executive officer of Mueller Water Products.

“The quarter’s results demonstrate the operating leverage of our Mueller Co. business. Mueller Co. achieved 21.7 percent net sales growth in the quarter and improved adjusted operating margin by 670 basis points to 12.5 percent. In addition, Mueller Co. converted 43 percent of the incremental net sales to adjusted operating income due to higher volume and a favorable product mix.

“Mueller Co. continued to see shipment volumes of its valves, hydrants and brass products increase. Additionally, net sales of Mueller Co.’s newer technology products and services more than doubled in the quarter on a year-over-year basis demonstrating the traction we believe these products and services continue to gain in the marketplace.

“Anvil’s results came in as expected, and we believe we could see some improvement in the second half of the year as conditions in its end markets improve.

“As our second-quarter results demonstrate, we should see attractive incremental margins in future periods as our end markets recover and we increase production, particularly at Mueller Co.”

Second Quarter Consolidated Results

Net sales for the 2013 second quarter increased $31.6 million, or 12.6 percent, to $283.1 million, from 2012 second quarter net sales of $251.5 million, due primarily to higher shipment volumes.

Adjusted operating income for the 2013 second quarter increased 115 percent to $24.7 million from adjusted operating income of $11.5 million for the 2012 second quarter. This increase was driven primarily by higher shipment volumes and higher sales prices, partially offset by higher selling, general and administrative expenses.

Selling, general and administrative expenses decreased as a percent of net sales to 18.6 percent for the 2013 second quarter from 20.1 percent for the 2012 second quarter.

Second Quarter Segment Results

Mueller Co.

Net sales for the 2013 second quarter increased 21.7 percent to $188.1 million from net sales of $154.5 million for the 2012 second quarter. This increase was due to higher shipment volumes of all of Mueller Co.’s key products, especially metering systems, valves, hydrants and brass products.

Adjusted operating income for the 2013 second quarter improved 161 percent to $23.5 million as compared with $9.0 million for the 2012 second quarter. Adjusted operating margin for the 2013 second quarter improved 670 basis points to 12.5 percent as compared with 5.8 percent for the 2012 second quarter.

Anvil

Net sales for the 2013 second quarter decreased 2.1 percent to $95.0 million as compared with $97.0 million for the 2012 second quarter. The decrease resulted primarily from lower shipment volumes.

Adjusted operating income for the 2013 second quarter was $9.2 million as compared with adjusted operating income for the 2012 second quarter of $10.0 million. Anvil’s adjusted operating margin was 9.7 percent as compared with 10.3 percent for the 2012 second quarter.

Interest Expense, Net

Interest expense, net for the 2013 second quarter declined $1.2 million to $12.8 million from $14.0 million for the 2012 second quarter, excluding $1.6 million of non-cash costs for terminated interest rate swap contracts for the 2012 second quarter. This decrease was due to lower levels of total debt outstanding.

Loss on Early Extinguishment of Debt

The Company redeemed $22.5 million principal amount of its 8.75% Senior Unsecured Notes in February 2013 for $23.2 million, plus accrued and unpaid interest. The resulting loss on early extinguishment of debt of $1.4 million includes the premium paid, and deferred financing costs and original issue discount that were written off.

Income Taxes

During the 2013 second quarter, income tax expense was $2.5 million on pre-tax income of $10.1 million, or an effective income tax rate of 24.8 percent. The 2013 second quarter expense was reduced by $1.3 million related to a deferred tax asset valuation allowance adjustment. Excluding this adjustment, the effective tax rate for the 2013 second quarter was 37.6 percent. Net operating loss carryforwards remain available to offset future taxable earnings.

Use of Non-GAAP Measures

The Company reports its financial results under accounting principles generally accepted in the United States ("GAAP"), as well as through the use of non-GAAP measures. The Company presents adjusted operating income (loss), adjusted operating margin, adjusted EBITDA, adjusted EBITDA margin, adjusted net income (loss), adjusted net income (loss) per diluted share, free cash flow, net debt and net debt leverage as non-GAAP measures. Adjusted operating income (loss) represents operating income (loss) excluding restructuring. This amount divided by net sales is adjusted operating margin. Adjusted EBITDA represents operating income (loss) excluding restructuring, depreciation and amortization. This amount divided by net sales is adjusted EBITDA margin. The Company presents adjusted operating income (loss), adjusted operating margin, adjusted EBITDA and adjusted EBITDA margin because these are measures management believes are frequently used by securities analysts, investors and other interested parties in the evaluation of financial performance. Adjusted net income (loss) and adjusted net income (loss) per diluted share exclude, on an after-tax basis, discontinued operations, restructuring, certain costs from settled interest rate swap contracts, certain tax adjustments and expenses related to the early extinguishment of debt. These items are excluded because they are not considered indicative of recurring operations. Free cash flow represents cash flows from operating activities less capital expenditures from continuing operations. It is presented as a measurement of cash flows because management believes it is commonly used by the investment community. Net debt represents total debt less cash and cash equivalents. Net debt leverage represents net debt divided by trailing 12 months adjusted EBITDA. Net debt and net debt leverage are commonly used by the investment community as measures of indebtedness. These non-GAAP measures have limitations as analytical tools, and securities analysts, investors and other interested parties should not consider any of these non-GAAP measures in isolation or as a substitute for analysis of the Company's results as reported under GAAP. These non-GAAP measures may not be comparable to similarly titled measures used by other companies.

A reconciliation of non-GAAP to GAAP results is included as an attachment to this press release and has been posted online at www.muellerwaterproducts.com.

Conference Call Webcast

Mueller Water Products’ quarterly earnings conference call will take place Wednesday, May 1, 2013 at 9:00 a.m. ET. Members of Mueller Water Products’ leadership team will discuss the Company’s recent financial performance and respond to questions from financial analysts. A live webcast of the call will be available on the Investor Relations section of the Company’s website. Please go to the website (www.muellerwaterproducts.com) at least 15 minutes prior to the start of the call to register, download and install any necessary software. A replay of the call will be available for 30 days after the call. To access the replay, please dial 1-866-470-7045. The replay will also be available as a webcast on the Investor Relations section of the Company’s website.

Forward-Looking Statements

This press release contains certain statements that may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements that address activities, events or developments that we intend, expect, plan, project, believe or anticipate will or may occur in the future are forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements we make regarding recovery in our end markets, the traction we believe Mueller Co.’s newer technology products and services are gaining in the marketplace and the incremental margins we may see in future periods. Forward-looking statements are based on certain assumptions and assessments made by us in light of our experience and perception of historical trends, current conditions and expected future developments. Actual results and the timing of events may differ materially from those contemplated by the forward-looking statements due to a number of factors, including regional, national or global political, economic, business, competitive, market and regulatory conditions and the other factors that are described in the section entitled “RISK FACTORS” in Item 1A of our most recently filed Annual Report on Form 10-K. Undue reliance should not be placed on any forward-looking statements. We do not have any intention or obligation to update forward-looking statements, except as required by law.

About Mueller Water Products, Inc.

Mueller Water Products, Inc. (NYSE: MWA) is a leading manufacturer and marketer of products and services used in the transmission, distribution and measurement of water. Our broad product and service portfolio includes engineered valves, fire hydrants, metering products and systems, leak detection and pipe condition assessment. We help municipalities increase operational efficiencies, improve customer service and prioritize capital spending, demonstrating why Mueller Water Products is Where Intelligence Meets Infrastructure™. The piping component systems produced by Anvil help build connections that last in commercial, industrial and oil & gas applications. Visit us at www.muellerwaterproducts.com.

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	March 31, 2013		September 30, 2012
	(in millions)
Assets:
Cash and cash equivalents	$	37.9	$83.0
Receivables, net		176.5	166.1
Inventories		200.2	183.2
Deferred income taxes		34.9	19.6
Other current assets		46.9	38.0
Total current assets		496.4	489.9

Property, plant and equipment, net		143.8	144.7
Identifiable intangible assets		559.7	573.7
Other noncurrent assets		18.9	32.6

Total assets	$	1,218.8	$1,240.9

Liabilities and stockholders' equity:
Current portion of long-term debt	$	1.3	$1.1
Accounts payable		79.2	84.5
Other current liabilities		67.5	82.8
Total current liabilities		148.0	168.4

Long-term debt		599.6	621.7
Deferred income taxes		142.8	132.8
Other noncurrent liabilities		82.2	86.8
Total liabilities		972.6	1,009.7

Commitments and contingencies

Common stock: 600,000,000 shares authorized;
157,810,884 shares and 156,840,648 shares outstanding at March
31, 2013 and September 30, 2012, respectively		1.6	1.6
Additional paid-in capital		1,585.3	1,587.3
Accumulated deficit		(1,256.8)	(1,270.0)
Accumulated other comprehensive loss		(83.9)	(87.7)
Total stockholders' equity		246.2	231.2

Total liabilities and stockholders' equity	$	1,218.8	$1,240.9

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three months ended		Six months ended
	March 31,		March 31,
	2013	2012	2013	2012
	(in millions)		(in millions)

Net sales	$283.1	$251.5	$528.2	$466.9
Cost of sales	205.8	189.4	393.8	352.0

Gross profit	77.3	62.1	134.4	114.9

Operating expenses:
Selling, general and administrative	52.6	50.6	102.1	97.1
Restructuring	0.4	0.9	1.1	1.3
Total operating expenses	53.0	51.5	103.2	98.4

Operating income	24.3	10.6	31.2	16.5

Interest expense, net	12.8	15.6	26.3	31.2
Loss on early extinguishment of debt	1.4	-	1.4	-

Income (loss) before income taxes	10.1	(5.0)	3.5	(14.7)
Income tax expense	2.5	3.9	0.9	0.7

Income (loss) from continuing operations	7.6	(8.9)	2.6	(15.4)
Income (loss) from discontinued operations, net of tax	(1.4)	(100.9)	10.6	(106.3)

Net income (loss)	$6.2	$(109.8)	$13.2	$(121.7)

Net income (loss) per basic share:
Continuing operations	$0.05	$(0.06)	$0.01	$(0.10)
Discontinued operations	(0.01)	(0.64)	0.07	(0.68)
Net income (loss)	$0.04	$(0.70)	$0.08	$(0.78)

Net income (loss) per diluted share:
Continuing operations	$0.05	$(0.06)	$0.01	$(0.10)
Discontinued operations	(0.01)	(0.64)	0.07	(0.68)
Net income (loss)	$0.04	$(0.70)	$0.08	$(0.78)

Weighted average shares outstanding:
Basic	157.7	156.5	157.4	156.2
Diluted	160.0	156.5	159.6	156.2

Dividends declared per share	$0.0175	$0.0175	$0.0350	$0.0350

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Six months ended
	March 31,
	2013	2012
	(in millions)
Operating activities:
Net income (loss)	$13.2	$(121.7)
Adjustments to reconcile net income (loss) to net cash
provided by (used in) operating activities:
(Income) loss from discontinued operations	(10.6)	106.3
Income (loss) from continuing operations	2.6	(15.4)

Depreciation	15.0	15.5
Amortization	14.8	14.7
Stock-based compensation	3.9	2.6
Deferred income taxes	1.3	11.4
Early extinguishment of debt	1.4	-
Retirement plans	2.1	1.8
Interest rate swap contracts	-	3.0
Other, net	1.3	1.5
Changes in assets and liabilities:
Receivables	(10.8)	(3.3)
Inventories	(17.5)	(14.5)
Other assets	0.8	1.7
Liabilities	(18.5)	1.5

Net cash provided by (used in) operating activities
from continuing operations	(3.6)	20.5

Investing activities:
Capital expenditures	(14.3)	(12.1)
Acquisition of technology	(0.8)	0.5
Proceeds from the sale of assets	0.1	3.1

Net cash used in investing activities
from continuing operations	(15.0)	(8.5)

Financing activities:
Early retirement of debt	(23.2)	-
Proceeds from debt	-	14.0
Dividends paid	(5.5)	(5.5)
Shares retained for employee taxes	(1.5)	(0.3)
Stock issued under compensation plans	1.1	0.4
Payment of deferred financing fees	(0.7)	-
Other	2.0	(0.4)

Net cash provided by (used in) financing activities
from continuing operations	(27.8)	8.2

Net cash flows from discontinued operations:
Operating activities	(2.2)	(44.8)
Investing activities	4.5	(3.1)

Net cash provided by (used in) discontinued operations	2.3	(47.9)

Effect of currency exchange rate changes on cash	(1.0)	1.0

Net change in cash and cash equivalents	(45.1)	(26.7)

Cash and cash equivalents at beginning of period	83.0	61.0

Cash and cash equivalents at end of period	$37.9	$34.3

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES
SEGMENT RESULTS AND RECONCILIATION OF GAAP TO NON-GAAP PERFORMANCE MEASURES
(UNAUDITED)
(dollars in millions, except per share amounts)

	Three months ended March 31, 2013
	Mueller Co.	Anvil	Corporate	Total
GAAP results:
Net sales	$188.1	$95.0	$-	$283.1

Gross profit	$50.5	$26.8	$-	$77.3
Selling, general and administrative expenses	27.0	17.6	8.0	52.6
Restructuring expenses	0.3	0.1	-	0.4
Operating income (loss)	$23.2	$9.1	$(8.0)	24.3
Interest expense, net				12.8
Loss on early extinguishment of debt				1.4
Income tax expense				2.5
Income from continuing operations				7.6
Loss from discontinued operations, net of tax				(1.4)
Net income				$6.2

Net income per diluted share:
Continuing operations				$0.05
Discontinued operations				(0.01)
Net income				$0.04

Capital expenditures	$4.9	$3.2	$-	$8.1

Non-GAAP results:
Adjusted operating income (loss) and EBITDA:
Operating income (loss)	$23.2	$9.1	$(8.0)	$24.3
Restructuring	0.3	0.1	-	0.4
Adjusted operating income (loss)	23.5	9.2	(8.0)	24.7
Depreciation and amortization	11.4	3.5	0.1	15.0
Adjusted EBITDA	$34.9	$12.7	$(7.9)	$39.7

Adjusted operating margin	12.5%	9.7%		8.7%
Adjusted EBITDA margin	18.6%	13.4%		14.0%

Adjusted net income:
Net income				$6.2
Discontinued operations, net of tax				1.4
Restructuring, net of tax				0.2
Loss on early extinguishment of debt, net of tax				0.8
Deferred tax asset valuation allowance adjustment				(1.3)
Adjusted net income				$7.3
Adjusted net income per diluted share				$0.05

Free cash flow:
Net cash used in operating activities				$(4.2)
Less capital expenditures				(8.1)
Free cash flow				$(12.3)

Net debt (end of period):
Current portion of long-term debt				$1.3
Long-term debt				599.6
Total debt				600.9
Less cash and cash equivalents				(37.9)
Net debt				$563.0

Adjusted EBITDA:
Current quarter				$39.7
Three prior quarters				101.9
Adjusted EBITDA				$141.6

Net debt leverage (net debt divided by adjusted EBITDA)				4.0

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES
SEGMENT RESULTS AND RECONCILIATION OF GAAP TO NON-GAAP PERFORMANCE MEASURES
(UNAUDITED)
(dollars in millions, except per share amounts)

	Three months ended March 31, 2012
	Mueller Co.	Anvil	Corporate	Total
GAAP results:
Net sales	$154.5	$97.0	$-	$251.5

Gross profit	$33.6	$28.5	$-	$62.1
Selling, general and administrative expenses	24.6	18.5	7.5	50.6
Restructuring expenses	0.8	0.1	-	0.9
Operating income (loss)	$8.2	$9.9	$(7.5)	10.6
Interest expense, net				15.6
Income tax expense				3.9
Loss from continuing operations				(8.9)
Loss from discontinued operations, net of tax				(100.9)
Net loss				$(109.8)

Net loss per diluted share:
Continuing operations				$(0.06)
Discontinued operations				(0.64)
Net loss				$(0.70)

Capital expenditures	$3.8	$3.0	$-	$6.8

Non-GAAP results:
Adjusted operating income (loss) and EBITDA:
Operating income (loss)	$8.2	$9.9	$(7.5)	$10.6
Restructuring	0.8	0.1	-	0.9
Adjusted operating income (loss)	9.0	10.0	(7.5)	11.5
Depreciation and amortization	11.6	3.5	0.1	15.2
Adjusted EBITDA	$20.6	$13.5	$(7.4)	$26.7

Adjusted operating margin	5.8%	10.3%		4.6%
Adjusted EBITDA margin	13.3%	13.9%		10.6%

Adjusted net loss:
Net loss				$(109.8)
Discontinued operations, net of tax				100.9
Interest rate swap settlement costs, net of tax				1.0
Restructuring, net of tax				0.6
Valuation allowance against beginning of the year
deferred taxes				5.9
Adjusted net loss				$(1.4)
Adjusted net loss per diluted share				$(0.01)

Free cash flow:
Net cash provided by operating activities				$8.6
Less capital expenditures				(6.8)
Free cash flow				$1.8

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES
SEGMENT RESULTS AND RECONCILIATION OF GAAP TO NON-GAAP PERFORMANCE MEASURES
(UNAUDITED)
(dollars in millions, except per share amounts)

	Six months ended March 31, 2013
	Mueller Co.	Anvil	Corporate	Total
GAAP results:
Net sales	$339.2	$189.0	$-	$528.2

Gross profit	$83.4	$51.0	$-	$134.4
Selling, general and administrative expenses	51.1	35.9	15.1	102.1
Restructuring expenses	1.0	0.1	-	1.1
Operating income (loss)	$31.3	$15.0	$(15.1)	31.2
Interest expense, net				26.3
Loss on early extinguishment of debt				1.4
Income tax benefit				0.9
Income from continuing operations				2.6
Income from discontinued operations, net of tax				10.6
Net income				$13.2

Net income per diluted share:
Continuing operations				$0.01
Discontinued operations				0.07
Net income				$0.08

Capital expenditures	$8.3	$6.0	$-	$14.3

Non-GAAP results:
Adjusted operating income (loss) and EBITDA:
Operating income (loss)	$31.3	$15.0	$(15.1)	$31.2
Restructuring	1.0	0.1	-	1.1
Adjusted operating income (loss)	32.3	15.1	(15.1)	32.3
Depreciation and amortization	22.6	7.0	0.2	29.8
Adjusted EBITDA	$54.9	$22.1	$(14.9)	$62.1

Adjusted operating margin	9.5%	8.0%		6.1%
Adjusted EBITDA margin	16.2%	11.7%		11.8%

Adjusted net income:
Net income				$13.2
Discontinued operations, net of tax				(10.6)
Restructuring, net of tax				0.6
Loss on early extinguishment of debt, net of tax				0.8
Deferred tax asset valuation allowance adjustment				(0.5)
Adjusted net income				$3.5
Adjusted net income per diluted share				$0.02

Free cash flow:
Net cash used in operating activities				$(3.6)
Less capital expenditures				(14.3)
Free cash flow				$(17.9)

Net debt (end of period):
Current portion of long-term debt				$1.3
Long-term debt				599.6
Total debt				600.9
Less cash and cash equivalents				(37.9)
Net debt				$563.0

Adjusted EBITDA:
Current quarter				$39.7
Three prior quarters				101.9
Adjusted EBITDA				$141.6

Net debt leverage (net debt divided by adjusted EBITDA)				4.0

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES
SEGMENT RESULTS AND RECONCILIATION OF GAAP TO NON-GAAP PERFORMANCE MEASURES
(UNAUDITED)
(dollars in millions, except per share amounts)

	Six months ended March 31, 2012
	Mueller Co.	Anvil	Corporate	Total
GAAP results:
Net sales	$282.6	$184.3	$-	$466.9

Gross profit	$62.1	$52.8	$-	$114.9
Selling, general and administrative expenses	48.0	35.0	14.1	97.1
Restructuring expenses	1.2	0.2	(0.1)	1.3
Operating income (loss)	$12.9	$17.6	$(14.0)	16.5
Interest expense, net				31.2
Income tax benefit				0.7
Loss from continuing operations				(15.4)
Loss from discontinued operations, net of tax				(106.3)
Net loss				$(121.7)

Net loss per diluted share:
Continuing operations				$(0.10)
Discontinued operations				(0.68)
Net loss				$(0.78)

Capital expenditures	$7.2	$4.9	$-	$12.1

Non-GAAP results:
Adjusted operating income (loss) and EBITDA:
Operating income (loss)	$12.9	$17.6	$(14.0)	$16.5
Restructuring	1.2	0.2	(0.1)	1.3
Adjusted operating income (loss)	14.1	17.8	(14.1)	17.8
Depreciation and amortization	22.8	7.1	0.3	30.2
Adjusted EBITDA	$36.9	$24.9	$(13.8)	$48.0

Adjusted operating margin	5.0%	9.7%		3.8%
Adjusted EBITDA margin	13.1%	13.5%		10.3%

Adjusted net loss:
Net loss				$(121.7)
Discontinued operations, net of tax				106.3
Interest rate swap settlement costs, net of tax				1.8
Restructuring, net of tax				0.8
Valuation allowance against beginning of the year
deferred taxes				5.9
Adjusted net loss				$(6.9)
Adjusted net loss per diluted share				$(0.04)

Free cash flow:
Net cash provided by operating activities				$20.5
Less capital expenditures				(12.1)
Free cash flow				$8.4

CONTACT:
Mueller Water Products, Inc.
Investor Contact:
Martie Edmunds Zakas, 770-206-4237
Sr. Vice President – Strategy, Corporate Development & Communications
mzakas@muellerwp.com
or
Media Contact:
John Pensec, 770-206-4240
Sr. Director - Corporate Communications & Public Affairs
jpensec@muellerwp.com